UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Second Amended and Restated Dividend Reinvestment Plan
On April 19, 2012, the board of directors of KBS Real Estate Investment Trust II, Inc. (the “Company”) approved a second amended and restated dividend reinvestment plan (the “Amended Dividend Reinvestment Plan”). Pursuant to the Amended Dividend Reinvestment Plan, the purchase price of shares of the Company's common stock issued under the Amended Dividend Reinvestment Plan will be equal to 95% of the estimated value per share of the Company's common stock, as determined by KBS Capital Advisors LLC, the Company's advisor, or another firm chosen for that purpose.
The current estimated value per share of the Company's common stock is $10.11 and shares of the Company's common stock issued under the Amended Dividend Reinvestment Plan will be issued for $9.60 per share until the estimated value per share of the Company's common stock is updated. On December 19, 2011, the Company's board of directors had approved an estimated value per share of the Company's common stock of $10.11 based on the estimated value of the Company's assets less the estimated value of the Company's liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2011. For a full description of the methodologies used to value the Company's assets and liabilities in connection with the calculation of the estimated value per share, see the Company's Current Report on Form 8-K filed with the SEC on December 21, 2011. The Company currently expects to engage the Advisor and/or an independent valuation firm to update the estimated value per share in December 2012, but is not required to update the estimated value per share more frequently than every 18 months. The Company will report the estimated value per share of the Company's common stock in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission.
There were no other changes to the Amended Dividend Reinvestment Plan. The Amended Dividend Reinvestment Plan will be effective for purchases under the plan on May 5, 2012, which is 10 days after filing this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: April 25, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer